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                                                                     EXHIBIT J.1


            CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM


The Board of Trustees
Colorado BondShares-A Tax-Exempt Fund:


         We consent to the incorporation by reference into the Statement of Additional Information of our report dated October 28, 2004 on the financial statements and financial highlights included in the Annual Report of Colorado BondShares - A Tax-Exempt Fund for the year ended September 30, 2004.

         We also consent to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Custodian and Auditors" in the Statement of Additional Information.

                                     /s/ Anton Collins Mitchell LLP

Denver, Colorado
January 27, 2005